090303

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

Filed in the office of	Document Number
Barbara K. Cegavske	20160544910-82
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time: 12/15/2016 11:47 AM
	Entity Number: E0671412011-7

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:
Brazil Minerals, Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:
15,000,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:
30,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:
After the change 1 share of common stock, par value $0.001 per share, in exchange for each 500 shares of common stock, par value $0.001 per share, held before the reverse split change

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:
Any fractional share of common stock held by a stockholder immediately after and by virtue of the reverse split change shall be rounded up to the next whole share

7. Effective date and time of filing: (optional) Date: 12/29/2016 Time: 12:01am
(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X

Signature of Officer

Chief Executive Officer
Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

090403

Filed in the office of	Document Number
Barbara K. Cegavske	20170033767-26
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 01/25/2017 1:37 PM
	Entity Number E0671412011-7

Certificate of Correction

(PURSUANT TO NRS CHAPTERS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 AND 92A)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction

(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)

1. The name of the entity for which correction is being made:

Brazil Minerals, Inc.

2. Description of the original document for which correction is being made:

Certificate of Change Pursuant to NRS 78.209

3. Filing date of the original document for which correction is being made: 12/15/2016

4. Description of the inaccuracy or defect:

The effective date and time of effectiveness was incorrectly listed as December 29, 2016 and later incorrectly modified to February 12, 2017 at 12:01am.

5. Correction of the inaccuracy or defect:

The effective date and time of the filling is corrected to be January 27, 2017 at 12:01am.

6. Signature:

X [signature]

Authorized Signature | Chief Executive Officer **Title *** | 01/25/2017 **Date**

* If entity is a corporation, it must be signed by an officer if stock has been issued, OR an incorporator or director if stock has not been issued; a limited-liability company, by a manager or managing members; a limited partnership or limited-liability limited partnership, by a general partner; a limited-liability partnership, by a managing partner; a business trust, by a trustee.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.